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EXHIBIT 10.2

AMENDED AND RESTATED SUPPLY AGREEMENT

THIS AMENDED AND RESTATED SUPPLY AGREEMENT (THE “SUPPLY AGREEMENT”) is made effective as of the 21st day of April, 2014 (the “Effective Date”) by and between Cerus Corporation (“Cerus”), a Delaware corporation, having its principal place of business at 2550 Stanwell Drive, Concord, CA 94520, and Purolite Corporation (“Purolite”), a Delaware corporation, having its principal place of business at 150 Monument Road, Bala Cynwyd, PA 19004. (Cerus and Purolite are each individually referred to in this Supply Agreement as a “Party” and, collectively, as the “Parties”).

WITNESSETH

WHEREAS, Cerus develops, markets and sells products and technology for the inactivation of pathogens in blood and blood components, and Purolite is a global manufacturer and supplier of specialty resins;

WHEREAS, the Parties desire to set forth the terms under which Cerus may purchase from Purolite [ * ] and [ * ] (collectively, the “Raw Materials”) made to Cerus specifications as further detailed, respectively in Exhibit A and Exhibit B attached hereto (the “Specifications”); and

WHEREAS, the Raw Materials will be used in the manufacture of disposable products forming part of the INTERCEPT Blood System for platelets and the INTERCEPT Blood System for plasma for sale by Cerus and its affiliates, and disposable products forming part of similar systems for sale by third parties (collectively, the “Products”).

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, Cerus and Purolite agree as follows:

1. PURCHASES

1.1 Purchase and Sale. During the term of this Supply Agreement, Purolite shall sell to Cerus Raw Materials ordered pursuant to Section 1.2 of this Agreement. Cerus may designate, from time to time, one or more third parties (hereinafter referred to individually as a “Designee”) that are authorized to receive, inspect and test shipments from Purolite for such ordered Raw Materials pursuant to Section 2.

1.2 Forecasts/Purchase Orders. No later than the end of the third quarter of each calendar year, Cerus will provide Purolite with written, non-binding rolling [ * ] month [ * ] forecasts of its requirements of Raw Materials for the following [ * ] (each a “Forecast”), including requested delivery dates. On or before the end of each calendar quarter during the term of this Agreement, Cerus will provide a binding [ * ] order for the immediately following calendar quarter, with estimated delivery dates set forth therein (“Purchase Order(s)”) and a non-binding [ * ] forecast, with estimated monthly delivery dates set forth therein. Within ten (10) business days after receipt of the Purchase Order, Purolite shall provide confirmation of its ability to meet the monthly requirements in a Purchase Order, including the requested delivery dates set forth therein. All sales of Raw Materials shall be subject to the terms and conditions of this Agreement and, to the extent they specify quantities, destinations and delivery dates, to Cerus’ Purchase Orders, as the case may be.

2. DELIVERY AND ACCEPTANCE

2.1 Testing and Release of Raw Materials. Purolite shall ship a representative sample of each batch of Raw Materials produced with all relevant documentation (including Batch Record and Certificate of Analysis) to Cerus’ or its Designee’s testing facility, as applicable, for testing as further detailed in the “Quality Obligations” provided in Exhibit C attached hereto. If the analysis of the sample batch performed by Cerus or its Designee, as applicable, indicates that said batch does not meet Specifications or is otherwise non-conforming, Cerus shall provide written notification of such to Purolite. A Certificate of Analysis shall be issued to Cerus for each accepted batch.

2.2 Shipment. Purolite shall, upon notification by Cerus, ship released batches for said materials to the location designated by Cerus in the applicable purchase order, using a mutually agreed carrier. Freight terms are [ * ]. [ * ] will prepay and add the freight costs from the Philadelphia Warehouse to the requested Cerus destination. Title and risk of loss to the Raw Materials shall pass to Cerus [ * ] by Purolite. Unless otherwise agreed to in writing, Cerus shall pay all shipping charges. Purolite shall provide Cerus with all documentation necessary to accomplish shipment to such designated locations as further described in the Specifications. Should Purolite be unable to provide Raw Materials by the agreed upon date of shipment set forth in the applicable purchase order within agreed upon lead time, Purolite will bear the premium freight cost (including airfreight) to deliver the Raw Materials to Cerus’ final destination, as specified in the purchase order.

2.3 Quality Assurance.

2.3.1 All Raw Materials shipped hereunder shall meet the Specifications and shall be subjected to a quality control inspection and final release by Purolite in accordance with the Quality Obligations set forth in Exhibit C attached hereto, and Purolite shall maintain compliance with said Quality Obligations. If Cerus or said Designee, as applicable, rejects Products as a result of Raw Materials non-conformance, Cerus shall notify Purolite in writing within 60 days. At Cerus option, and at Purolite’s expense, as the case may be, Cerus shall receive a credit, refund or replacement for such Raw Materials if the non-conformance can be directly attributed to Purolite’s Raw Materials.

2.3.2 Purolite shall permit Cerus to review periodically Purolite’s production and quality control procedures and records and to visit Purolite’s facilities at reasonable times with a representative of Purolite present in order to assure satisfaction of the requirements of this Agreement. Purolite will also notify Cerus immediately of any inspection of its facilities by a federal, state or local regulatory agency as well as the results of such inspection.

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CERUS–PUROLITE AGMT.

2.3.3 In the event that either Party receives any complaint regarding the Raw Materials, it shall notify the other Party promptly. Purolite will be responsible for evaluating these complaints and responding to Cerus in writing. Cerus will make a preliminary evaluation of each complaint and will conduct all follow-up and communicating which it deems appropriate.

3. PAYMENT

3.1 Prices to be paid by Cerus (the “Prices”) are set forth on Exhibit D. Price adjustments and terms will be determined by the formula and terms listed on Exhibit D.

3.2 Immediately following each shipment, Purolite shall invoice Cerus for Raw Materials produced, released and shipped in accordance with this Agreement and pursuant to Cerus’ Purchase Order for that shipment. Cerus will pay the amount of the invoice within [ * ] days of shipment from Philadelphia warehouse with proof of shipment. covered by such invoice sent by Purolite.

4. RAW MATERIAL CHANGES

4.1 Purolite shall notify Cerus in advance and in writing of any proposed change in the following aspects of the Raw Materials or their components: (i) composition or source of any raw material; (ii) method of producing, processing or testing; (iii) change in subcontractors for producing, processing or testing; (iv) site of manufacture; and/or (v) labeling. No such change shall be made without Cerus’ prior written consent.

4.2 Purolite shall make available to Cerus all developments or enhancements to the Products and other products that accomplish the same or similar functions as the Products. If Cerus shall agree in writing to accept any such enhancement, development or other product, it shall be added as an amendment to the applicable Specifications or as a new Specification, as applicable. Changes in the price of Products as a result of enhancements or developments accepted by Cerus shall be mutually agreed in writing.

5. FORCE MAJEURE

Purolite shall not be liable for delays in performance or for non-performance of its obligations hereunder if prevented by unforeseeable causes outside of its reasonable control. Without limiting the foregoing, such causes shall include but not be limited to, acts of God or the public enemy, fires, floods, earthquake, riots, boycotts, strikes, lock-outs, and delays in transportation or shortage of supplies necessary for production, in each case where delays could not reasonably have been prevented. Upon discovering that timely performance will be delayed, Purolite will immediately notify Cerus of the nature of the delay and Purolite’s disaster recovery plan along with timing expectations. Purolite will develop and furnish to Cerus a copy of a proposed disaster recovery plan promptly following execution of this Supply Agreement.

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CERUS–PUROLITE AGMT.

6. WARRANTIES AND INDEMNIFICATIONS

6.1 Purolite Warranties

6.1.1 PUROLITE WARRANTS THAT PUROLITE TRANSFERS GOOD AND MARKETABLE TITLE TO THE RAW MATERIALS SOLD TO CERUS UNDER THIS AGREEMENT AS OF THE TIME THAT PUROLITE SHIPS SUCH RAW MATERIALS. THE WARRANTIES IN THIS SECTION 6.1.1 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY PUROLITE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, OR ANY WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

6.1.2 All Raw Materials provided to Cerus are hereby guaranteed by Purolite, as of the date of shipment or delivery, to meet the Specifications and requirements specified by Cerus under this Supply Agreement and, to be, on such date, not adulterated or misbranded.

6.2 Indemnification

6.2.1 Cerus, will indemnify, defend and hold harmless Purolite, its affiliates, and their respective officers, directors, agents, and employees (each a “Purolite Indemnified Party”) from and against any and all claims, actions and causes of action from third parties, and liabilities, losses, costs, damages or expenses (including reasonable attorney’s fees) arising therefrom out of or in consequence of (i) the possession or use of any Products containing the Raw Materials, except to the extent caused by a matter covered by Purolite’s indemnity in Section 6.2.2; (ii) the death of or bodily injury to any person on account of the use of any Product containing the Raw Materials, except to the extent caused by a matter covered by Purolite’s indemnity in Section 6.2.2; or, (iii) any claim that the Products violate a patent or trademark. However, Cerus shall not be obligated to indemnify a Purolite Indemnified Party from any liability to the extent caused by a Purolite Indemnified Party’s negligence or misconduct.

6.2.2 Purolite will indemnify, defend and hold harmless Cerus and its respective officers, directors, agents, employees and affiliates (each a “Cerus Indemnified Party”) from and against any and all third party claims, actions, causes of action, liabilities, losses, costs, damages or expenses (including reasonable attorney’s fees) to the extent arising out of or in consequence of any (a) claim of patent or trade secrets infringement which relates to the Raw Materials. However, Purolite shall not be obligated to indemnify a Cerus Indemnified Party from any liability to the extent caused by such Cerus Indemnified Party’s negligence or misconduct.

6.2.3 Each Party agrees to give the other Party prompt written notice of any claims, including any claims asserted or made by any governmental authority, for which the other might be liable under the foregoing indemnification, together with the opportunity to defend, negotiate and settle such claims. Such notice shall be given to the other Party promptly after receipt of such claim. Failure to provide or promptly provide such notice shall not release the other Party

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from any of its obligations hereunder except to the extent that the indemnifying Party is materially prejudiced by such failure. Each Party will cooperate fully with the other Party in defending or otherwise resolving any such action, and each indemnified Party in any such action may at its option and expense be represented in such action.

6.3 Insurance. Each Party shall obtain and keep in force during the term of this Agreement [ * ] comprehensive liability insurance covering each occurrence of bodily injury (including death) and property damage in an amount of not less than $[ * ] combined in a single limit, including:

(i) Products and Completed Operations Liability; and

(ii) Contractual Liability.

The insurance policy shall be endorsed to name the other Party as additional insured and to provide for written notification to the other parties by the insurer not less than thirty (30) days prior to cancellation, expiration or modification. If requested in writing, a certificate of insurance evidencing compliance with this Section and referencing this Supply Agreement shall be furnished to each Party.

7. DISCLOSURE OF INFORMATION; INTELLECTUAL PROPERTY

7.1 Purolite shall maintain in confidence information received prior to and in the course of this Agreement from Cerus or its Designee(s) relating to Cerus and its Products, including, but not limited to, Cerus’ supply chain and business activities (“Confidential Information”) and shall not disclose the same to any third party or use the same except for the purposes of this Agreement. The term “Confidential Information” shall not be deemed to include information which:

(a) is now, or hereafter becomes, through no act or failure to act on the part of Purolite, generally known or available;

(b) is known by Purolite at the time of receiving such information, as evidenced by his or her written records;

(c) is hereafter furnished to Purolite by a third party, as a matter of right and without restriction of disclosure; or

(d) is the subject of a written permission to disclose provided by Cerus.

Purolite understands and agrees that this Supply Agreement is not intended to grant Purolite any right, title, interest or license to use or disclose Cerus’ Confidential Information and intellectual property, including, but not limited to Products designs and Specifications.

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CERUS–PUROLITE AGMT.

7.2 Cerus understands and agrees that this Supply Agreement is not intended to grant Cerus any right, title, interest or license to use Purolite’s manufacturing processes.

8. TERM; TERMINATION

8.1 This Supply Agreement will have a term (the “Initial Term”) which will run for Eighty-Four (84) months commencing on the Effective Date, subject to extension as provided in Section 8.2.

8.2 At the end of the Initial Term and each renewal term, this Supply Agreement shall automatically renew from year to year for successive one (1) year periods, unless either Party shall have given the other Party written notice of non-renewal at least two years prior to the last day of the Initial Term or renewal term, as the case may be.

8.3 If a Party materially breaches this Supply Agreement and such breach remains uncured for a period of ninety (90) days after written notice containing details of the breach is delivered to the breaching Party, then the non-breaching Party may terminate this Supply Agreement as to the breaching Party by further notice delivered no later than thirty (30) days after the expiration of the initial ninety (90) day cure period.

8.4 The provisions of Articles 6 and 7 of this Supply Agreement shall survive termination of the Supply Agreement and remain in effect in accordance with their terms.

9. MISCELLANEOUS

9.1 Entire Agreement. This Supply Agreement contains the entire agreement between the Parties relating to the Raw Materials and supersedes all prior agreements and negotiations between Cerus and Purolite regarding the same. None of the terms of this Supply Agreement shall be deemed to be waived or amended by any Party unless such a waiver or amendment specifically references this Supply Agreement and is in writing signed by the Party to be bound.

9.2 Notices. All notices and demands required or permitted to be given or made pursuant to this Supply Agreement shall be in writing and effective when personally given or when placed in an envelope and deposited in the United States mail postage prepaid and return receipt requested, or delivered by a recognized commercial courier service, addressed as follows:

If to Cerus:

Chief Executive Officer

Cerus Corporation

2550 Stanwell Drive

Concord, CA 94520

cc: Chief Legal Officer by fax ([ * ])

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CERUS–PUROLITE AGMT.

If to Purolite:

Ted Begg, Sales Mgr.

The Purolite Company

150 Monument Road

Bala Cynwyd, PA 19004

cc: Jacob Brodie, Vice President by email [ * ]

or to such other address as to which either Party may notify the other.

9.3 Assignment. This Supply Agreement shall be binding upon and inure to the benefit of the Parties, their successors and assigns. This Supply Agreement shall be assignable: (i) by any Party to an affiliate of the Party, in whole or in part, without the consent of the other Party; (ii) by any Party with the written consent of the other Party; or (iii) by any Party without the consent of the other Party to the purchaser of substantially all the assets of its business to which this Supply Agreement relates or to any corporate successor to a Party by merger, consolidation or otherwise. Any attempted assignment that does not comply with the terms of this Section shall be void. Each Party shall cause this Supply Agreement to be assumed by any business organization that purchases its operations supporting this Supply Agreement or to any corporate successor to a Party by merger, consolidation or otherwise. Despite any assignment under this Section, the Party making the assignment shall remain liable for its obligations as a Party to this Supply Agreement.

9.4 Governing Law. This Supply Agreement is deemed to have been executed in and shall be governed by and construed in accordance with the Uniform Commercial Code as enacted in the State of New York and other applicable laws of the State of New York. If particular portions of this Supply Agreement are ruled unenforceable, such portions shall be deleted and all other terms and conditions of this Supply Agreement shall remain in full force and effect.

9.5 Independent Contractors; Relationship of Parties

9.5.1 The relationship of the Parties under this Supply Agreement shall be and at all times remains one of independent contractors. No Party is an employee, agent or legal representative of any other Party or shall have any authority to assume or create obligations on any other Party’s behalf.

9.5.2 Cerus shall have the right to revoke any designation as a Designee made pursuant to Subsection 1.1 of this Agreement, which revocation shall be effective thirty (30) days following written notice of such to Purolite.

9.5.3 Nothing herein shall be construed as giving any Designee any rights, interest or claims hereunder or be entitled to any benefits under or on account of the Agreement as a third-party beneficiary or otherwise and the sole and intended beneficiaries of this Agreement and the Supply Agreement are Cerus and Purolite.

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CERUS–PUROLITE AGMT.

IN WITNESS WHEREOF, the parties have executed this Supply Agreement in counterparts, effective as of the day and year first written above.

CERUS CORPORATION

By:	/s/ Kevin D. Green
Name:	Kevin D. Green
Title:	Vice President, Finance and
Chief Financial Officer

PUROLITE CORPORATION

By:	/s/ Jacob Brodie
Name:	Jacob Brodie
Title:	Vice President

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SIGNATURE PAGE

CERUS –PUROLITE AGMT .

Exhibit A

Specifications for [ * ]

{Attached separately}

[ * ]

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EXHIBIT A

CERUS –PUROLITE AGMT

Exhibit B

Specifications for [ * ]

{Attached separately}

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

CERUS –PUROLITE AGMT

Exhibit C

Quality Obligations

The following is to set forth responsibilities of Cerus and Purolite with respect to Quality Obligations.

(A) Cerus (directly or through its Designee) Responsibilities:

1.	Provide Purolite with current, approved regulatory documents including Specifications.

2.	Approve manufacturing batch records, review validation documents and other manufacturing documents as applicable. If changes are indicated, provide edited copies to Purolite to facilitate revision.

3.	Cerus will analyze pre-shipment samples of Product within [ * ] of receipt of said samples at the designated Cerus testing facility. Cerus will provide Purolite with the analysis data and if the Product is approved, will provide a written release of the Product Lots for shipment to Cerus. If Product Lots are rejected, Cerus will provide an explanation of the rejection along with the analysis data.

4.	Inspect and test all Products shipped hereunder and notify Purolite of any Products that do not comply with the Specifications within sixty (60) days from delivery. Such notice shall specify the reasons for rejection, and Cerus or Designee giving notice (as the case may be) shall thereafter (insofar as they are in its possession and with Purolite’s approval) return the rejected Products to Purolite at Purolite’s risk and expense. If Cerus or its Designee (as the case may be) does not deliver such written notice of rejection within such sixty (60)-day period, Cerus shall be deemed to have accepted the shipment. In the event that Cerus or Designee (as the case may be) delivers notice to Purolite that Cerus or said Designee has rejected any shipment, Cerus or said Designee (as the case may be) shall promptly make available to Purolite for examination and testing the Products contained in such rejected shipment (excluding units consumed in such Designee testing), and Purolite shall, within ninety (90) days, replace the defective and non-conforming Products contained in such shipment and return such Products to Cerus or said Designee (as the case may be), transportation and insurance prepaid.

(B) Purolite Responsibilities:

1.	Maintain specifications and test methods according to Purolite SOPs and where applicable, according to mutually agreed upon specifications.

2.	Sample and maintain reserve samples per the Specifications.

3.	Test and perform quality release of Raw Materials and finished products according to Purolite SOPs and approved specification requirements.

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EXHIBIT C

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4.	Provide prior notification to and obtain written approval from Cerus Quality Assurance of any significant change to production or test records, Raw Material Specifications, test methods or location relating to manufacture of Products.

5.	Perform testing as directed by approved master records, protocols, or validated analytical test procedures.

6.	Maintain reasonable manufacturing records as agreed to by Cerus.

7.	Perform cleaning and process validation as applicable per protocol (which shall be reviewed by Cerus prior to final approval by Purolite).

8.	Review and forward all deviation reports to Cerus for review as part of batch record documentation.

9.	Review and forward copy of Certificates of Analysis, and related documents, as required, to Cerus for review.

10.	Provide batch records and test records, as requested, to Cerus for review during audits.

11.	Provide evidence of ISO 9001 certification, if requested.

12.	Maintain facility and critical systems in a current state of compliance and validation per ISO 9001 requirements.

13.	Agree to regular audits (no more frequently than annually or for cause) by Cerus at mutually acceptable times.

14.	Support Cerus regulatory submissions by providing information requested in a timely manner provided such submissions do not require Purolite to provide Purolite Confidential Information or trade secrets.

15.	Notify Cerus, within ten (10) business days, of pending ISO or FDA audits that may affect the supply of Raw Materials under this Agreement. Provide results of any ISO or FDA audit related to Cerus manufacturing.

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EXHIBIT C

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Exhibit D

Pricing and Formula

[ * ]

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EXHIBIT D

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